1069EX-99.1 2 exh_99.1htm EXHIBIT 99.1
EXHIBIT 99.1

SOUTHSIDE BANCSHARES, INC.
ANNOUNCES NET INCOME FOR THE
THREE MONTHS AND YEAR ENDED DECEMBER 31, 2012
NASDAQ Global Select Market Symbol - “SBSI”

Tyler, Texas, (January 31, 2013) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ:  SBSI) today reported its financial results for the three months and year ended December 31, 2012.

Southside reported net income of $8.2 million for the three months ended December 31, 2012, a decrease of $1.3 million, or 14.0%, when compared to the same period in 2011.  Net income for the year ended December 31, 2012 decreased $4.4 million, or 11.3%, to $34.7 million when compared to $39.1 million for the same period in 2011.

Diluted earnings per common share were $0.47 and $0.55 for the three months ended December 31, 2012 and December 31, 2011, respectively.  For the year ended December 31, 2012, diluted earnings per common share decreased $0.26, or 11.5% to $2.00 when compared to $2.26 for the same period in 2011.

The return on average shareholders’ equity for the year ended December 31, 2012, was 12.83%, compared to 16.20% for the same period in 2011.  The return on average assets was 1.05% for the year ended December 31, 2012 compared to 1.25% for the same period in 2011.

“We are pleased to report on the results for 2012 and the continued progress made during the fourth quarter,” stated Sam Dawson, President and Chief Executive Officer of Southside Bancshares, Inc. “During 2012 we experienced a noticeable increase in loan demand which fortunately translated into a 16.2%, or $175.7 million, growth in loan balances outstanding. Our lending teams in all of the markets we serve report continued demand for capital and housing as we begin 2013. Overall credit in our loan portfolio remains sound. During 2012, we produced a double digit return on shareholder's equity of 12.83%. We used those earnings to increase cash dividends paid to shareholders by 29.7%, and repurchased just over $7.4 million in common stock at an average price of $20.86.”
“As we look ahead to 2013, we look forward to opening a second branch in Austin during the first quarter. We are extremely pleased to report that we have hired two highly successful Austin veterans to complement the team at our existing branch. Leading this new endeavor is a talented Southside lender from East Texas that has strong ties to Austin. We anticipate this branch will generate primarily commercial loan business. We will continue enhancing our current markets and reviewing new markets that complement our existing franchise. Maintaining focus on continuing the loan growth momentum from 2012 into 2013 will be one of our top priorities. Through technology we are developing additional customer capabilities and increasing productivity. During 2013 we will review our overall cost structure for additional cost containment or cost reduction opportunities.”
“During the fourth quarter, the overall securities portfolio decreased approximately $55 million. The largest decrease was in mortgage-backed securities (“MBS”) which decreased approximately $108 million, primarily due to monthly principal roll-off. Purchases of MBS were limited, with the largest purchases being floating rate MBS as the risk/reward profile of the fixed rate portion of this sector remains less favorable, in management's view. The addition of the Federal Reserve purchasing $40 billion of MBS per month will likely further limit MBS purchases until the economics in this sector change. In addition we sold some of our longer maturity general market tax free municipal securities when the market pricing for these securities caused the economics of purchasing this sector to become unattractive. During the quarter our net purchases of U.S. Agency debentures were approximately $61 million and we also had purchases of $19 million of taxable municipals. As in the past, our strong preference for mostly Texas municipal credits remains.”
“As a result of having excess funds at the Federal Reserve during the quarter, the purchase of floating rate MBS and U.S. Agency debentures, and fewer higher priced FHLB advances maturing, our net interest margin decreased 13 basis points during the fourth quarter of 2012, when compared to the third quarter. We anticipate any further pressure on our margin will be mitigated by the maturity of higher priced FHLB advances, the re-pricing of our trust preferred long-term debt, and potential future loan growth. During the first three quarters of 2013, $138.5 million of FHLB advances with an average cost of 3.81% will mature. Of that total, $66.8 million with an average cost of 3.63% will mature during the first quarter. In addition $9.0 million of FHLB advances with an average cost of 2.65% matured on December 31, 2012. During the first quarter of 2013 we will also realize the full effect of the re-pricing of $36.1 million of long-term debt from an average fixed rate of 6.86% to an average floating rate of three-month LIBOR plus 1.64%.”
“We look forward to growing our franchise and seizing opportunities during 2013. I would be remiss if I did not point out that our employees, officers and their customer focus are the key reasons for our success. On behalf of everyone at Southside, we appreciate your continued support. We look forward to serving our customers and executing our strategy during 2013.”

Loans and Deposits

For the year ended December 31, 2012, total loans increased by $175.7 million, or 16.2%, when compared to December 31, 2011.  During the year ended December 31, 2012, real estate 1-4 family increased $121.4 million, real estate other increased $30.2 million, municipal loans increased $13.7 million, construction loans increased $2.4 million, commercial loans increased $16.5 million, and loans to individuals decreased $8.4 million.

Nonperforming assets increased for the year ended December 31, 2012 by $1.5 million, or 11.6%, to $14.7 million, or 0.45% of total assets at December 31, 2012, when compared to 0.40% at December 31, 2011.  This increase is primarily a result of an increase in restructured loans, repossessed assets and other real estate owned.

During the year ended December 31, 2012, deposits, net of brokered deposits, increased $174.6 million, or 8.1%, compared to December 31, 2011.  During the year ended December 31, 2012, public fund deposits increased $112.2 million.

Net Interest Income for the Three Months

Net interest income decreased $4.0 million, or 16.2%, to $20.6 million for the three months ended December 31, 2012, when compared to $24.6 million for the same period in 2011.  For the three months ended December 31, 2012, our net interest spread decreased to 2.88% when compared to 3.24% for the same period in 2011.  The net interest margin decreased to 3.09% for the three months ended December 31, 2012 compared to 3.47% for the same period in 2011.  The primary reason for the decrease in the net interest spread and margin was an increase in prepayments on our MBS which resulted in increased amortization expense.

Net Interest Income for the Year

Net interest income decreased $6.3 million, or 6.6%, to $89.1 million for the year ended December 31, 2012, when compared to $95.4 million for the same period in 2011.  For the year ended December 31, 2012, our net interest spread decreased to 3.02% from 3.34% for the same period in 2011.  The net interest margin decreased to 3.26% for the year ended December 31, 2012 compared to 3.60% for the same period in 2011.  Increased prepayments on our MBS were the primary reason for the decrease in the net interest margin and spread.

Net Income for the Three Months

Net income decreased $1.3 million, or 14.0%, for the three months ended December 31, 2012 to $8.2 million when compared to the same period in 2011. The decrease was the result of a decrease in net interest income of $4.0 million, which was partially offset by a net $2.0 million increase in gain on sale of securities and fair value gain-securities and a decrease in impairment charges related to our FHLB advance option fees of $1.1 million.

Noninterest expense increased $1.6 million, or 9.0%, for the three months ended December 31, 2012, compared to the same period in 2011, primarily due to an increase in salaries and employee benefits and FDIC insurance.

Net Income for the Year

Net income for the year ended December 31, 2012 decreased $4.4 million, or 11.3%, to $34.7 million, when compared to $39.1 million for the same period in 2011. This decrease was due to a $6.3 million decrease in net interest income, a $3.2 million increase in provision for loan losses and a net $2.0 million decrease in gain on sale of securities and fair value gain-securities, partially offset by a $6.9 million decrease in the impairment charges on FHLB advance option fees.

Noninterest expense increased $3.8 million, or 5.2%, primarily as a result of an increase in salaries and employee benefits, telephone and communication expense, director fees and occupancy expense.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $3.24 billion in assets that owns 100% of Southside Bank.  Southside Bank currently has 48 banking centers in Texas and operates a network of 49 ATMs.

To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/investor.  Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Susan Hill at (903) 531-7220, or susan.hill@southside.com.

Forward-Looking Statements

Certain statements of other than historical fact that are contained in this document and in other written material, press releases and oral statements issued by or on behalf of the Company, a bank holding company, may be considered to be “forward-looking statements” within the meaning of and subject to the protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, growth and earnings and certain market risk disclosures, including the impact of interest rate and other economic uncertainty, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  As a result, actual income gains and losses could materially differ from those that have been estimated.

Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 under “Forward-Looking Information” and Item 1A. “Risk Factors,” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

	At December 31, 2012	At December 31, 2011

	(dollars in thousands)
	(unaudited)
Selected Financial Condition Data (at end of period):

Total assets	$3,237,403	$3,303,817
Loans	1,262,977	1,087,230
Allowance for loan losses	(20,585)	(18,540)
Mortgage-backed and related securities:
Available for sale, at estimated fair value	806,360	716,126
Securities carried at fair value though income	—	647,759
Held to maturity, at amortized cost	245,538	365,631
Investment securities:
Available for sale, at estimated fair value	617,707	282,956
Held to maturity, at amortized cost	1,009	1,496
Federal Home Loan Bank stock, at cost	27,889	33,869
Deposits	2,351,897	2,321,671
Long-term obligations	429,408	321,035
Equity	257,763	258,927
Nonperforming assets	14,717	13,188
Nonaccrual loans	10,314	10,299
Accruing loans past due more than 90 days	15	5
Restructured loans	2,998	2,109
Other real estate owned	686	453
Repossessed assets	704	322

Asset Quality Ratios:
Nonaccruing loans to total loans	0.82%	0.95%
Allowance for loan losses to nonaccruing loans	199.58	180.02
Allowance for loan losses to nonperforming assets	139.87	140.58
Allowance for loan losses to total loans	1.63	1.71
Nonperforming assets to total assets	0.45	0.40
Net charge-offs to average loans	0.74	0.92

Capital Ratios:
Shareholders’ equity to total assets	7.96	7.84
Average shareholders’ equity to average total assets	8.17	7.69

Loan Portfolio Composition

The following table sets forth loan totals by category for the periods presented:

	At December 31, 2012	At December 31, 2011

	(in thousands)
	(unaudited)
Real Estate Loans:
Construction	$113,744	$111,361
1-4 Family Residential	368,845	247,479
Other	236,760	206,519
Commercial Loans	160,058	143,552
Municipal Loans	220,947	207,261
Loans to Individuals	162,623	171,058
Total Loans	$1,262,977	$1,087,230

	At or For the Three Months Ended December 31,		At or For the Year Ended December 31,

	2012	2011	2012	2011
	(dollars in thousands)
		(unaudited)
Selected Operating Data:
Total interest income	$26,398	$32,756	$116,020	$131,038
Total interest expense	5,822	8,191	26,895	35,631
Net interest income	20,576	24,565	89,125	95,407
Provision for loan losses	2,245	2,044	10,736	7,496
Net interest income after provision for loan losses	18,331	22,521	78,389	87,911
Noninterest income
Deposit services	3,940	3,938	15,433	15,943
Gain on sale of securities available for sale	4,395	2,715	17,966	11,795
Gain (loss) on sale of securities carried at fair value
through income	—	345	(498)	937

Total other-than-temporary impairment losses	—	—	(21)	—
Portion of loss recognized in other comprehensive income (before taxes)	—	—	(160)	—

Net impairment losses recognized in earnings	—	—	(181)	—

Fair value gain (loss) – securities	—	(664)	—	6,693
FHLB advance option impairment charges	—	(1,104)	(2,031)	(8,923)
Gain on sale of loans	376	263	1,119	1,230
Trust income	743	642	2,794	2,610
Bank owned life insurance income	330	252	1,110	1,087
Other	870	929	4,309	3,950
Total noninterest income	10,654	7,316	40,021	35,322
Noninterest expense
Salaries and employee benefits	12,190	10,828	48,084	45,421
Occupancy expense	1,909	1,840	7,498	7,205
Equipment expense	599	497	2,169	2,055
Advertising, travel & entertainment	650	720	2,463	2,414
ATM and debit card expense	246	271	1,063	987
Director fees	411	330	1,213	914
Supplies	188	175	747	746
Professional fees	487	577	2,034	2,160
Postage	164	182	700	725
Telephone and communications	398	358	1,665	1,325
FDIC Insurance	431	107	1,744	1,817
Other	1,740	1,919	6,727	6,579
Total noninterest expense	19,413	17,804	76,107	72,348
Income before income tax expense	9,572	12,033	42,303	50,885
Provision for income tax expense	1,352	2,470	7,608	10,394
Net income	8,220	9,563	34,695	40,491
Less: Net income attributable to the noncontrolling interest	—	—	—	(1,358)
Net income attributable to Southside Bancshares, Inc.	$8,220	$9,563	$34,695	$39,133

Common share data attributable to Southside Bancshares, Inc:
Weighted-average basic shares outstanding	17,272	17,298	17,325	17,272
Weighted-average diluted shares outstanding	17,285	17,309	17,337	17,280
Net income per common share
Basic	$0.47	$0.55	$2.00	$2.26
Diluted	0.47	0.55	2.00	2.26
Book value per common share	—	—	15.10	14.95
Cash dividend paid per common share	0.53	0.38	1.11	0.90

	At or For the Three Months Ended December 31,		At or For the Year Ended December 31,

	2012	2011	2012	2011
	(unaudited)		(unaudited)
Selected Performance Ratios:
Return on average assets	1.00%	1.14%	1.05%	1.25%
Return on average shareholders’ equity	11.80	14.42	12.83	16.20
Average yield on interest earning assets	3.85	4.52	4.13	4.82
Average yield on interest bearing liabilities	0.97	1.28	1.11	1.48
Net interest spread	2.88	3.24	3.02	3.34
Net interest margin	3.09	3.47	3.26	3.60
Average interest earnings assets to average interest bearing liabilities	127.80	122.29	126.58	121.91
Noninterest expense to average total assets	2.36	2.13	2.30	2.30
Efficiency ratio	64.75	53.16	60.59	55.21

RESULTS OF OPERATIONS

The analysis below shows average interest earning assets and interest bearing liabilities together with the average yield on the interest earning assets and the average cost of the interest bearing liabilities.

		AVERAGE BALANCES AND YIELDS
			(dollars in thousands)
			(unaudited)
			Years Ended
	December 31, 2012			December 31, 2011
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,180,095	$73,498	6.23%	$1,054,882	$70,533	6.69%
Loans Held For Sale	1,694	59	3.48%	3,415	133	3.89%
Securities:
Investment Securities (Taxable)(4)	35,217	519	1.47%	6,056	64	1.06%
Investment Securities (Tax-Exempt)(3)(4)	387,284	20,552	5.31%	293,044	18,776	6.41%
Mortgage-backed and Related Securities (4)	1,413,554	32,118	2.27%	1,534,837	51,467	3.35%
Total Securities	1,836,055	53,189	2.90%	1,833,937	70,307	3.83%
FHLB stock and other investments, at cost	34,191	240	0.70%	30,937	233	0.75%
Interest Earning Deposits	20,809	37	0.18%	7,833	18	0.23%
Total Interest Earning Assets	3,072,844	127,023	4.13%	2,931,004	141,224	4.82%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	42,938			41,280
Bank Premises and Equipment	50,392			50,627
Other Assets	163,402			137,166
Less: Allowance for Loan Loss	(19,922)			(18,965)
Total Assets	$3,309,654			$3,141,112
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$96,854	$145	0.15%	$86,417	$215	0.25%
Time Deposits	761,030	7,256	0.95%	860,614	11,229	1.30%
Interest Bearing Demand Deposits	892,798	3,440	0.39%	807,344	4,203	0.52%
Total Interest Bearing Deposits	1,750,682	10,841	0.62%	1,754,375	15,647	0.89%
Short-term Interest Bearing Liabilities	284,730	6,340	2.23%	297,960	6,577	2.21%
Long-term Interest Bearing Liabilities – FHLB Dallas	331,898	6,629	2.00%	291,586	10,141	3.48%
Long-term Debt (5)	60,311	3,085	5.12%	60,311	3,266	5.42%
Total Interest Bearing Liabilities	2,427,621	26,895	1.11%	2,404,232	35,631	1.48%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	564,007			459,594
Other Liabilities	47,668			34,614
Total Liabilities	3,039,296			2,898,440
SHAREHOLDERS’ EQUITY (6)	270,358			242,672
Total Liabilities and Shareholders’ Equity	$3,309,654			$3,141,112
NET INTEREST INCOME		$100,128			$105,593
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.26%			3.60%
NET INTEREST SPREAD			3.02%			3.34%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $4,095 and $3,930 for the years ended December 31, 2012 and December 31, 2011, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $6,908 and $6,256 for the years ended December 31, 2012 and December 31, 2011, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.
(6)  Includes average equity of noncontrolling interest of $1,112 for the year ended December 31, 2011.

Note: As of December 31, 2012 and December 31, 2011, loans totaling $10,314 and $10,299, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

		AVERAGE BALANCES AND YIELDS
		(dollars in thousands)
			(unaudited)
	Three Months Ended
	December 31, 2012			December 31, 2011
	AVG		AVG	AVG		AVG
	BALANCE	INTEREST	YIELD	BALANCE	INTEREST	YIELD
ASSETS
INTEREST EARNING ASSETS:
Loans (1) (2)	$1,241,006	$18,318	5.87%	$1,069,612	$17,090	6.34%
Loans Held For Sale	1,625	14	3.43%	3,418	33	3.83%
Securities:
Investment Securities (Taxable)(4)	123,864	446	1.43%	6,103	15	0.98%
Investment Securities (Tax-Exempt)(3)(4)	523,123	6,200	4.71%	282,042	4,578	6.44%
Mortgage-backed and Related Securities (4)	1,077,545	4,388	1.62%	1,706,606	13,568	3.15%
Total Securities	1,724,532	11,034	2.55%	1,994,751	18,161	3.61%
FHLB stock and other investments, at cost	31,883	50	0.62%	33,285	51	0.61%
Interest Earning Deposits	40,815	18	0.18%	3,886	3	0.31%
Total Interest Earning Assets	3,039,861	29,434	3.85%	3,104,952	35,338	4.52%
NONINTEREST EARNING ASSETS:
Cash and Due From Banks	46,006			38,938
Bank Premises and Equipment	50,206			50,794
Other Assets	150,679			141,207
Less: Allowance for Loan Loss	(20,398)			(18,093)
Total Assets	$3,266,354			$3,317,798
LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST BEARING LIABILITIES:
Savings Deposits	$100,319	$37	0.15%	$90,920	$47	0.21%
Time Deposits	661,735	1,311	0.79%	874,131	2,675	1.21%
Interest Bearing Demand Deposits	958,004	878	0.36%	857,006	959	0.44%
Total Interest Bearing Deposits	1,720,058	2,226	0.51%	1,822,057	3,681	0.80%
Short-term Interest Bearing Liabilities	221,927	1,463	2.62%	390,630	1,500	1.52%
Long-term Interest Bearing Liabilities – FHLB Dallas	376,373	1,535	1.62%	266,074	2,183	3.26%
Long-term Debt (5)	60,311	598	3.94%	60,311	827	5.44%
Total Interest Bearing Liabilities	2,378,669	5,822	0.97%	2,539,072	8,191	1.28%
NONINTEREST BEARING LIABILITIES:
Demand Deposits	574,046			474,847
Other Liabilities	36,490			40,828
Total Liabilities	2,989,205			3,054,747
SHAREHOLDERS’ EQUITY	277,149			263,051
Total Liabilities and Shareholders’ Equity	$3,266,354			$3,317,798
NET INTEREST INCOME		$23,612			$27,147
NET INTEREST MARGIN ON AVERAGE EARNING ASSETS			3.09%			3.47%
NET INTEREST SPREAD			2.88%			3.24%

(1)  Interest on loans includes fees on loans that are not material in amount.
(2)  Interest income includes taxable-equivalent adjustments of $1,013 and $1,017 for the three months ended December 31, 2012 and December 31, 2011, respectively.
(3)  Interest income includes taxable-equivalent adjustments of $2,023 and $1,565 for the three months ended December 31, 2012 and December 31, 2011, respectively.
(4)  For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.
(5)  Represents junior subordinated debentures issued by us to Southside Statutory Trust III, IV, and V in connection with the issuance by Southside Statutory Trust III of $20 million of trust preferred securities, Southside Statutory Trust IV of $22.5 million of trust preferred securities, Southside Statutory Trust V of $12.5 million of trust preferred securities and junior subordinated debentures issued by Fort Worth Bancshares, Inc. to Magnolia Trust Company I in connection with the issuance by Magnolia Trust Company I of $3.5 million of trust preferred securities.

Note: As of December 31, 2012 and December 31, 2011, loans totaling $10,314 and $10,299, respectively, were on nonaccrual status.  The policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.